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                                                                    Exhibit 23.2


                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in this Registration Statement (Form S-8) pertaining to the Amended and Restated Cooper Cameron Corporation Long-Term Incentive Plan and to the incorporation by reference therein of our report dated January 27, 2000, with respect to the consolidated financial statements of Cooper Cameron Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                       /s/ Ernst & Young LLP



Houston, Texas
May 22, 2000